UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 31, 2006

KUHLMAN COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-50187	86-0883289

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Third Street, Suite B-1
Minneapolis, Minnesota 55401
(Address of principal executive offices)(Zip Code)

(612) 338-5752
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2006 Kuhlman Company, Inc. (the “Company”) entered into to a Credit Agreement (the “Credit Agreement”) and Secured Promissory Note (the “Note”) with Opportunity Finance, LLC, an entity controlled by Jon Sabes, a director of the Company. Under the Credit Agreement, the Company borrowed $100,000 from Opportunity Finance, LLC and granted Opportunity Finance, LLC a security interest in all of its assets. The Note matures on September 30, 2006.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance-Sheet  Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above are incorporated herein by this reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Description of Changes

Effective as of September 1, 2006, Jeffrey Doshan has resigned as the Chief Operating Officer of the Company to pursue other business opportunities.

In connection with Mr. Doshan’s resignation, the responsibilities of the Chief Operating Officer were reassigned among the Company’s existing executive officers. The Company’s Board of Directors does not intend to appoint a new Chief Operating Officer at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUHLMAN COMPANY, INC.

Date: September 7, 2006	By:	/s/ Jon Gangelhoff
Jon Gangelhoff, Chief Financial Officer